Exhibit 7.1

April 12, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Item 4.02 of Form 8-K dated April 12, 2019 by Pulse Evolution Group, Inc. (the “Company”) and are in agreement with the statements contained therein as it pertains to our firm.

Sincerely,

/s/ Fruci & Associates II, PLLC
FRUCI & ASSOCIATES II, PLLC
Spokane, Washington